Exhibit 10.3

ACKNOWLEDGEMENT AND CLARIFICATION

QAD Inc., a Delaware corporation, with its principal offices located at 100 Innovation Place, Santa Barbara, California 93108 ("QAD"), and Daniel Lender, residing at XXXX ("Employee"), hereby acknowledge and agree that all severance benefits, as described in Employee's offer letter of October 10, 2008, are provided under and are subject to the terms and conditions of the Executive Termination Policy as approved by QAD Inc.'s Board of Directors and in effect as of December 18, 2008 (the "Policy"), but that any benefits provided to Employee pursuant to such Policy shall be for a period of twelve (12) months instead of six (6) months.

/s/ Daniel Lender	/s/ Murray Ray
Daniel Lender	Murray Ray
CPO & EVP, Human Resources
QAD Inc.

Dated: December 18, 2008	Dated: December 18, 2008